Exhibit 10.1

SIXTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into effective as of December 31, 2012, by and between INTERMEC, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated January 14, 2011 (as amended, the “Credit Agreement”). Borrower and Bank desire to amend the Credit Agreement in the manner set forth below. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower and Bank hereby agree as follows:

1. Section 4.9(a). Section 4.9(a) of the Credit Agreement is amended in its entirety to read as follows:

“(a) Borrower's Adjusted EBITDA not less than $25,000,000 as of the end of Borrower's second fiscal quarter of 2012, not less than $35,000,000 as of the end of Borrower's third and fourth fiscal quarters of 2012 and as of the end of each of Borrower’s fiscal quarters of 2013, and not less than $45,000,000 as of the end of Borrower’s first fiscal quarter of 2014 and as of the end of each subsequent fiscal quarter of Borrower. “Borrower's Adjusted EBITDA” means, as of the end of a fiscal quarter of Borrower, Borrower's net income before tax for the four fiscal quarters ending with such fiscal quarter plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense for such period, plus any of the following for such period to the extent decreasing net income: (i) any non-cash compensation expense recorded from grants of stock appreciation, stock options, restricted stock or other similar rights to officers, directors and other employees, (ii) any non-cash item or deduction recorded in accordance with any change in GAAP during or effective as of such period, (iii) any other non-cash item (other than any non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period) and (iv) with respect to the portion of such period ending before April 3, 2012, extraordinary, non-recurring or one-time expenses, losses or charges not to exceed $10,000,000 for such portion of such period, plus Historical EBITDA for such portion of such period, plus Target Acquisition Costs for such portion of such period.”

2. Section 4.9(e). Section 4.9(e) of the Credit Agreement is amended in its entirety to read as follows:

“(e) Borrower's Total Funded Debt to EBITDA not in excess of 2.00 for each fiscal quarter of 2013, and not in excess of 2.50 for each fiscal quarter ending thereafter.”

3. Ratification. Except as otherwise provided in this Sixth Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

4. One Agreement. The Credit Agreement, as modified by the provisions of this Sixth Amendment, shall be construed as one agreement.

5. Effective Date. This Sixth Amendment shall be effective as of December 31, 2012, upon execution and delivery by the parties of this Sixth Amendment and the attached Guarantors’ Acknowledgement, Consent and Reaffirmation.

6. Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Sixth Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Sixth Amendment.

[Signature page follows]

IN WITNESS WHEREOF, this Sixth Amendment to Amended and Restated Credit Agreement has been duly executed.

INTERMEC, INC.

By:	/s/ Robert J. Driessnack
Robert J. Driessnack
Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gloria Nemechek
Gloria Nemechek
Senior Vice President